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                                                                    EXHIBIT 21.1

ANIXTER INTERNATIONAL INC.
LIST OF SUBSIDIARIES - DECEMBER 30, 2005

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                                                                           JURISDICTION
COMPANY NAME                                                             OF INCORPORATION
------------                                                             ----------------
Anixter Inc.                                                             Delaware
   Accu-Tech Corporation                                                 Georgia
      Accu-Tech Enterprises, Inc. (formerly Wallace Electronics, Inc.)   Georgia
   Anixter Australia Pty. Ltd.                                           Australia
      ALLNET Technologies Pty. Ltd.                                      Australia
   Anixter Cables y Manufacturas, S.A. de C.V.                           Mexico
   Anixter Chile S.A.                                                    Chile
   Anixter Colombia S.A.                                                 Colombia
   Anixter Costa Rica S.A.                                               Costa Rica
   Anixter de Mexico, S.A. de C.V.                                       Mexico
      Anixter Logistica y Servicios (ALS)                                Mexico
   Anixter do Brazil Ltda.                                               Brazil
   Anixter Dominicana, S.A. (formerly AIS, S.A.)                         Dominican Republic
   Anixter Financial Inc.                                                Delaware
      Anixter Communications (Malaysia) Sdn Bhd                          Malaysia
      Anixter India Private Limited                                      India
      Anixter Singapore Pte Ltd.                                         Singapore
      Anixter Hong Kong Limited                                          Hong Kong
         Anixter International Trading (Qingdao) Company Ltd             China
         Anixter Trading (Shanghai) Company Limited                      China
      Anixter Thailand Inc.                                              Delaware
   Anixter Holdings, Inc.                                                Delaware
      Anixter Argentina S.A.                                             Argentina
      Anixter AEH Holdings Inc.                                          Delaware
         B.E.L. Corporation                                              Delaware
            Anixter Eurotwo Holdings B.V.                                Netherlands
               Anixter Austria GmbH                                      Austria
               Anixter Danmark A.S.                                      Denmark
               Anixter Deutschland GmbH                                  Germany
               Anixter Hungary Ltd.                                      Hungary
               Anixter Iletsim Sistemleri Pazarlama ve Ticaret A.S.      Turkey
               Anixter Network Systems Greece L.L.C.                     Greece
               Anixter Norge A.N.S.                                      Norway
               Anixter Poland Sp.z.o.o.                                  Poland
               Anixter Portugal S.A.                                     Portugal
               Anixter Sverige AB                                        Sweden
         Anixter Eurofin B.V.                                            Netherlands
            Anixter Canada Inc.                                          Canada
               WireXpress Ltd.                                           Canada
            Anixter Eurinvest B.V.                                       Netherlands
               Anixter Belgium B.V.B.A.                                  Belgium
               Anixter Espana S.L.                                       Spain
               Anixter France SARL                                       France
               Anixter International B.V.B.A.                            Belgium
               Anixter International Ltd.                                United Kingdom
                  Eagerport Limited                                      United Kingdom
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
                     Infast Group Limited                                United Kingdom
                        Ducost Ltd.                                      United Kingdom
                        Fawndeck Ltd.                                    United Kingdom
                           Earlydress Limited                            United Kingdom
                           Pastspeed Limited                             United Kingdom
                              Petrie & McNaught Limited                  United Kingdom
                        Haden Drysys S.A.                                Spain
                        Haden Drysys Tech Services Ltd.                  United Kingdom
                        Haden MacLellan Inv. Ltd.                        United Kingdom
                        HMH Fasteners Ltd.                               United Kingdom
                           AW2 Ltd.                                      United Kingdom
                              AW (B&N) Ltd.                              United Kingdom
                              H Frankish Ltd.                            United Kingdom
                              Stainless Fasteners Ltd.                   United Kingdom
                           Centrepiece Engineering Ltd.                  United Kingdom
                              Centrepiece Distributors Ltd.              United Kingdom
                           Everbright Fasteners Ltd.                     United Kingdom
                           HMH Infast plc                                United Kingdom
                           Infast Automotive Ltd.                        United Kingdom
                              Automotive Fastener Solutions Ltd.         United Kingdom
                           Industrial Fasteners Ltd.                     United Kingdom
                              Budget Fasteners Ltd.                      United Kingdom
                              Infast Ltd.                                United Kingdom
                              Infast Manufacturing Ltd.                  United Kingdom
                           Infast Subsidiary No. 2 Ltd.                  United Kingdom
                           Industrial Fastener Supplies Ltd.             United Kingdom
                              Adesco Limited                             United Kingdom
                              Fastnaparts Limited                        United Kingdom
                              GKS (UK) Limited                           United Kingdom
                                 GKS Centrepiece Ltd.                    United Kingdom
                              IFS Distributors Limited                   United Kingdom
                              IFS (Stainless) Limited                    United Kingdom
                              IP (Pontefract) Ltd.                       United Kingdom
                           MB Fastener Co. Ltd.                          United Kingdom
                           Ohta-Philidas Ltd.                            United Kingdom
                           Ross Screw Ltd.                               United Kingdom
                              Sandiacre Screw Ltd.                       United Kingdom
         Anixter Power & Construction Ltd.                               United Kingdom
         Anixter Holdings Limited                                        United Kingdom
            Anixter Limited                                              United Kingdom
               Anixter Distribution Ireland Ltd.                         Ireland
               Anixter U.K. Ltd.                                         United Kingdom
               Heyco Limited                                             United Kingdom
                  Plastic Screws Limited                                 United Kingdom
                  Plastic Seals Limited                                  United Kingdom
               Webb Fasteners Limited                                    United Kingdom
            Heyco Technologies Limited                                   United Kingdom
            NedHex Ltd.                                                  United Kingdom
      Anixter Italia S.r.l.                                              Italy
      Anixter Logistics, Europe B.V.B.A.                                 Belgium
      Anixter Nederland B.V.                                             Netherlands
      Anixter Switzerland Sarl                                           Switzerland
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
            Anixter Finance Ltd.                                         United Kingdom
         Anixter (CIS) L.L.C.                                            Russia
         Servicios Anixter, S.A. de C.V.                                 Mexico
      Anixter Information Systems Corporation                            Illinois
      Anixter Korea Limited                                              Korea
      Anixter New Zealand Limited                                        New Zealand
      Anixter Peru, S.A.C.                                               Peru
      Anixter Philippines Inc.                                           Delaware
      Anixter Procurement Corporation                                    Illinois
      Anixter Puerto Rico, Inc.                                          Delaware
      Anixter-Real Estate Inc.                                           Illinois
      Anixter Receivables Corporation                                    Delaware
      Anixter Venezuela Inc.                                             Delaware
GL Holding of Delaware, Inc.                                             Delaware
      Itel Corporation                                                   Delaware
Itel Container Ventures Inc.                                             Delaware
      ICV GP Inc.                                                        Delaware
Itel Rail Holdings Corporation                                           Delaware
      Fox River Valley Railroad Corporation                              Wisconsin
      Green Bay & Western Railroad Company                               Wisconsin
         Michigan & Western Railroad Company                             Michigan
      Rex Railways, Inc.                                                 New Jersey
      Signal Capital Corporation                                         Delaware
         Richdale, Ltd.                                                  Delaware
         Signal Capital Projects, Inc.                                   Delaware
Railcar Services Corporation                                             Delaware
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